EXHIBIT 21

SUBSIDIARIES OF VERTEX PHARMACEUTICALS INCORPORATED

Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company
*	VSD Sub I LLC, a Delaware limited liability company
***	VSD Sub II LLC, a Delaware limited liability company
Vertex Holdings, Inc., a Delaware corporation
**	Vertex Pharmaceuticals (Europe) Ltd., a U.K. limited liability company
**	Vertex Securities Trust, a Massachusetts Business Trust

*
a subsidiary of Vertex Pharmaceuticals (San Diego) LLC

**
indirect subsidiaries of Vertex Pharmaceuticals Incorporated

***
a subsidiary of VSD Sub I LLC